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    As filed with the Securities and Exchange Commission on December 14, 2001
                                                      Registration No. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           the Securities Act of 1933

                                LENDINGTREE, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                            25-1795344
                   --------                            ----------
       (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)             Identification No.)

             11115 Rushmore Drive
          Charlotte, North Carolina                      28277
          -------------------------                      -----
   (Address of principal executive offices)            (Zip code)

                   LENDINGTREE 401(k) RETIREMENT SAVINGS PLAN
                   ------------------------------------------
                            (Full title of the plan)

                                Douglas R. Lebda
                             Chief Executive Officer
                                LendingTree, Inc.
                              11115 Rushmore Drive
                         Charlotte, North Carolina 28277
                                 (704) 541-5351
 (Name, address and telephone number, including area code, of agent for service)

                                 WITH COPIES TO:

               Sean M. Jones                          Robert J. Flemma, Jr.
Kennedy Covington Lobdell & Hickman, L.L.P.              General Counsel
           100 North Tryon Street                       LendingTree, Inc.
                 Suite 4200                            11115 Rushmore Drive
      Charlotte, North Carolina 28202            Charlotte, North Carolina 28277
               (704) 331-7400                             (704) 541-5351

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                       Proposed        Proposed
                                       Maximum         Maximum       Amount of
Title of Securities   Amount to be  Offering Price     Aggregate    Registration
to be Registered (1)   Registered      Per Share    Offering Price     Fee (2)
 ----------------      ----------      ---------    --------------     ---
--------------------------------------------------------------------------------
Common Stock, par        500,000          $4.88        $2,440,000     $584 (2)
value $0.01 per share
--------------------------------------------------------------------------------

------------

(1) This registration statement covers 500,000 shares of common stock, par value $0.01 per share, of LendingTree, Inc., a Delaware corporation ("LendingTree"), which may be offered and sold from time to time pursuant to the LendingTree.com 401(k) Retirement Savings Plan (the "Plan"). The common stock includes the associated rights to purchase series A junior participating preferred stock that are attached to and trade with the shares of the common stock. In addition, pursuant to


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         Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, the registration fee is calculated based upon $4.88, the average of the high and low price of LendingTree's common stock on the Nasdaq National Market on December 11, 2001. Any value attributable to the rights to purchase series A junior participating preferred stock that are attached to shares of common stock is reflected in the market price of the common stock. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the plan interests being registered hereby.





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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The information required by Item 1 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The information required by Item 2 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         LendingTree and the Plan hereby incorporate by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission:

         (a) LendingTree's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) LendingTree's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

         (c) LendingTree's Current Reports on Form 8-K dated July 24, 2001, September 13, 2001 and November 29, 2001; and

         (d) The description of LendingTree's Common Stock contained in its Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on January 28, 2000, including any amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by LendingTree or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.


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Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 102 of the Delaware General Corporation Law ("DGCL"), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the DGCL provides, among other things, that LendingTree may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of LendingTree, by reason of the fact that the person is or was a director, officer, agent or employee of LendingTree or is or was serving at LendingTree's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of LendingTree, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of LendingTree as well, but only to the extent of defense expenses, including attorneys' fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to LendingTree, unless the court believes that in light of all the circumstances indemnification should apply.

         Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

         LendingTree's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

         - for any breach of the director's duty of loyalty to LendingTree or its stockholders;

         - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;


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         -        under the section 174 of the DGCL regarding unlawful dividends and stock purchases; or

         - for any transaction from which the director derived an improper personal benefit.

         These provisions are permitted under the DGCL.

         LendingTree's Amended and Restated Bylaws provide that:

         - LendingTree must indemnify its directors and officers to the fullest extent permitted by Delaware law;

         - LendingTree may indemnify its other employees and agents to the same extent that it indemnified its officers and directors, unless otherwise determined by its Board of Directors; and

         - LendingTree must advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

         The indemnification provisions contained in LendingTree's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, LendingTree maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         A list of exhibits is set forth on the Exhibit Index that immediately precedes the exhibits and that is incorporated by reference herein.

         LendingTree undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


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                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by LendingTree pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act, each filing of LendingTree's annual report pursuant to
         Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of LendingTree pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by LendingTree of expenses incurred or paid by a director, officer or controlling person of LendingTree in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, LendingTree certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 14th day of December, 2001.

                                    LENDINGTREE, INC.
                                    (Registrant)


                                    By: /s/ Douglas R. Lebda
                                        ----------------------------------------
                                    Douglas R. Lebda
                                    Chief Executive Officer

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the LendingTree.com 401(k) Retirement Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 14th day of December, 2001.

                                    LENDINGTREE 401(k) RETIREMENT SAVINGS PLAN
                                    (Plan)

                                    By:  LendingTree, Inc., Plan sponsor


                                         By: /s/ Douglas R. Lebda
                                             -----------------------------------
                                             Douglas R. Lebda
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 14th day of December, 2001.

NAME                                      TITLE


/s/ Douglas R. Lebda                      Chief Executive Officer and Director
------------------------------------      (principal executive officer)
Douglas R. Lebda


/s/ Keith B. Hall                         Senior Vice President,
------------------------------------      Chief Financial Officer and Treasurer
Keith B. Hall                             (principal financial officer)


/s/ Matthew A. Packey                     Vice President and Controller
------------------------------------      (principal accounting officer)
Matthew A. Packey


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/s/ Richard Field                         Director
------------------------------------
Richard Field


/s/ Robert Kennedy                        Director
------------------------------------
Robert Kennedy


/s/ Daniel C. Lieber                      Director
------------------------------------
Daniel C. Lieber


/s/ Michael DeVico                        Director
------------------------------------
Michael DeVico


/s/ W. James Tozer, Jr.                   Director
------------------------------------
W. James Tozer, Jr.


/s/ Robert A. Spass                       Director
------------------------------------
Robert A. Spass





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                                LENDINGTREE, INC.

                                  EXHIBIT INDEX

Exhibit No.       Exhibit Description
-----------       -------------------

4.1 Amended and Restated Articles of Incorporation of LendingTree, Inc. (incorporated by reference to Exhibit 3.1 to LendingTree's Registration Statement on Form S-1/A
                  (No. 333-91839))

4.2 Amended and Restated Bylaws of LendingTree, Inc. (incorporated by reference to Exhibit 3.2 to LendingTree's Registration Statement on Form S-1/A (No. 333-91839))

4.3 LendingTree's Shareholder Rights Plan (incorporated by reference to Exhibit 4.2 to LendingTree's Registration Statement on Form S-1/A (No. 333-91839))

5 Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. as to the legality of the securities being registered *

23.1              Consent of PricewaterhouseCoopers, LLP *

23.2              Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
                  (included in Exhibit 5 hereto)

24                Power of Attorney *

* Filed herewith.